                      NATIONAL PARKING CORPORATION LIMITED

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES


     As described in the basis of preparation (Note 1 on page F-7), the consolidated financial statements do not constitute the statutory financial statements of National Parking Corporation Limited and its subsidiaries (the "Group") prepared in accordance with the Companies Act 1985. A copy of the statutory financial statements of the Group are being delivered to the Registrar of Companies. The auditors' report on those financial statements was not qualified. Nevertheless, the Directors acknowledge their responsibility for the preparation of the consolidated financial statements and for ensuring that they present fairly the state of affairs of the Group as at the end of the financial period and of the profit of that Group for the 52 week period ended 27 March 1998.

     The Directors consider that in preparing the consolidated financial statements on pages F-3 to F-23 the Group has used suitable accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, and that all the accounting standards which they consider to be applicable have been followed.

                      NATIONAL PARKING CORPORATION LIMITED

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of National Parking Corporation
Limited

     We have audited the accompanying consolidated balance sheet of National Parking Corporation Limited and its subsidiaries as of 27 March 1998 and the related consolidated statements of profit and loss account, cash flow and notes for the 52 week period to 27 March 1998 (the "Financial Statements") on pages F-3 to F-23. These financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom and under the basis of preparation as set out in note 1. As described on page F-1, these consolidated financial statements are the responsibility of the company's Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Parking Corporation Limited and subsidiaries at 27 March 1998 and the results of their operations and their cash flows for the 52 weeks ended 27 March 1998 in conformity with generally accepted accounting principles in the United Kingdom.


DELOITTE & TOUCHE
Chartered Accountants                                                Hill House
and Registered Auditors                                     1 Little New Street
                                                                London EC4A 3TR


23 October 1998

                     NATIONAL PARKING CORPORATION LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                      FOR THE PERIOD ENDED 27 MARCH 1998

                                                           NOTE         1998
                                                          ------   -------------
                                                                      (pound
                                                                     sterling)
                                                                       '000
TURNOVER ..............................................      3         350,727
Cost of sales .........................................      5        (233,480)
                                                                      --------
GROSS PROFIT ..........................................                117,247
Administrative expenses ...............................      5         (75,742)
Other operating income (net) ..........................      8          12,662
                                                                      --------
OPERATING PROFIT ......................................                 54,167
Income from fixed asset investments ...................                    429
Other interest receivable and similar income ..........                  2,497
Interest payable and similar charges ..................      9         (11,367)
                                                                      --------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION .........      4          45,726
Tax on profit on ordinary activities ..................     10         (25,690)
                                                                      --------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION ..........                 20,036
Minority interests ....................................                   (247)
                                                                      --------
PROFIT FOR THE FINANCIAL PERIOD .......................                 19,789
Dividends paid and proposed ...........................     11          (3,570)
                                                                      --------
RETAINED PROFIT FOR THE FINANCIAL PERIOD ..............                 16,219
                                                                      ========

   The result for the period reflects the continuing operations of the Group

                     NATIONAL PARKING CORPORATION LIMITED

                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                      FOR THE PERIOD ENDED 27 MARCH 1998

                                                                                         1998
                                                                                      -----------
                                                                                        (pound
                                                                                       sterling)
                                                                                          '000
PROFIT FOR THE FINANCIAL PERIOD ...................................................      19,789
Unrealised surplus on revaluation of properties ...................................      20,179
Deferred tax provision on revaluation of properties ...............................      (2,819)
Tax credit on realisation of property revaluation surplus of previous periods .....         342
Currency differences on translation of foreign subsidiaries .......................      (1,329)
                                                                                         ------
TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE FINANCIAL PERIOD ................      36,162
                                                                                         ======

            NOTE OF CONSOLIDATED HISTORICAL COST PROFITS AND LOSSES
                      FOR THE PERIOD ENDED 27 MARCH 1998

                                                                                        1998
                                                                                     ---------
                                                                                      (pound
                                                                                     sterling)
                                                                                       '000
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION ....................................    45,726
Realisation of property revaluation gains of previous periods ....................      (216)
                                                                                      ------
Historical cost profit on ordinary activities before taxation ....................    45,510
                                                                                      ======
HISTORICAL COST PROFIT FOR THE PERIOD RETAINED AFTER TAXATION, MINORITY INTERESTS
 AND DIVIDENDS ...................................................................    16,003
                                                                                      ======

              RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                      FOR THE PERIOD ENDED 27 MARCH 1998

                                                                               1998
                                                                           -----------
                                                                              (pound
                                                                             sterling)
                                                                              '000
PROFIT FOR THE FINANCIAL PERIOD ........................................      19,789
Dividends ..............................................................      (3,570)
                                                                              ------
                                                                              16,219
Other recognised gains and losses relating to the period (net) .........      16,373
New share capital subscribed ...........................................           2
Premium on allotment of shares .........................................          37
                                                                              ------
NET INCREASE IN SHAREHOLDERS' FUNDS ....................................      32,631
OPENING SHAREHOLDERS' FUNDS ............................................     261,478
                                                                             -------
CLOSING SHAREHOLDERS' FUNDS ............................................     294,109
                                                                             =======

                     NATIONAL PARKING CORPORATION LIMITED

                           CONSOLIDATED BALANCE SHEET
                               AT 27 MARCH 1998

                                                                                     1998
                                                                         ----------------------------
                                                                            (pound         (pound
                                                                           sterling)      sterling)
                                                               NOTE          '000           '000
                                                           -----------   -------------   ------------
FIXED ASSETS
Tangible assets:
 Operating properties ..................................        12           367,033
 Investment properties .................................        12            36,999
 Other tangible assets .................................        12            16,704
                                                                             -------
                                                                                            420,736
Other fixed asset investment ...........................        13(a)                         2,161
                                                                                            -------
                                                                                            422,897
CURRENT ASSETS
Properties held for resale and stocks ..................        14             1,401
Debtors falling due within one year ....................        15            37,346
Debtors falling due after one year .....................        15                20
Investments ............................................        13(b)         96,398
Cash at bank and in hand ...............................                      18,223
                                                                             -------
                                                                             153,388
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR .........        16          (215,816)
                                                                            --------
NET CURRENT LIABILITIES ................................                                    (62,428)
                                                                                            -------
TOTAL ASSETS LESS CURRENT LIABILITIES ..................                                    360,469
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR         17                           (1,426)
PROVISIONS FOR LIABILITIES AND CHARGES .................        18                          (63,792)
                                                                                            -------
NET ASSETS .............................................         3                          295,251
                                                                                            =======
CAPITAL AND RESERVES
Called up share capital ................................        19                           11,904
Share premium account ..................................        20                           12,825
Revaluation reserve ....................................        20                          223,197
Capital redemption reserve .............................        20                            2,801
Profit and loss account ................................        20                           43,382
                                                                                            -------
EQUITY SHAREHOLDERS' FUNDS .............................                                    294,109
MINORITY INTEREST ......................................                                      1,142
                                                                                            -------
                                                                                            295,251
                                                                                            =======

                     NATIONAL PARKING CORPORATION LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
                      FOR THE PERIOD ENDED 27 MARCH 1998

                                                                NOTE               1998
                                                               ------   --------------------------
                                                                           (pound        (pound
                                                                          sterling)     sterling)
                                                                            '000          '000
                                                                        ------------   -----------
NET CASH INFLOW FROM OPERATING ACTIVITIES ..................    25                        78,317
RETURN ON INVESTMENTS AND SERVICING OF FINANCE .............
Interest received ..........................................                 2,497
Interest paid ..............................................               (11,367)
Dividends received from fixed asset investments ............                   399
                                                                           -------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENT AND SERVICING OF
 FINANCE ...................................................                              (8,471)
TAXATION
UK corporation tax paid ....................................                             (23,982)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets ..........................                (9,008)
Sale of tangible fixed assets ..............................                 9,097
                                                                           -------
                                                                                              89
EQUITY DIVIDENDS PAID ......................................                             (45,228)
Cash inflow before management of liquid resources and
 financing .................................................                                 725
MANAGEMENT OF LIQUID RESOURCES
Increase in current asset investments ......................                              (4,507)
FINANCING
Issue of share capital .....................................                    39
Repayment of amounts borrowed ..............................               (12,500)
                                                                           -------
                                                                                         (12,461)
                                                                                         -------
DECREASE IN CASH ...........................................    26                       (16,243)
                                                                                         =======

                      NATIONAL PARKING CORPORATION LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                           PERIOD ENDED 27 MARCH 1998

1. BASIS OF PREPARATION

     The consolidated financial statements are prepared in accordance with applicable generally accepted accounting principles of the United Kingdom under the historical cost accounting rules, modified to include the revaluation of properties and of shares in the subsidiary company.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States of America.

     These financial statements do not constitute the Company's statutory accounts prepared in accordance with section 227 of the Companies Act 1985.


2. ACCOUNTING POLICIES

     A summary of the principal accounting policies applied in preparing these consolidated financial statements is set out below:


BASIS OF CONSOLIDATION

     The consolidated financial statements include the results, assets and liabilities of the Company and each of its subsidiary companies, which make up accounts to either the last Friday in March or the 31 March annually. The principles of merger accounting under Statement of Standard Accounting Practice 23 have been adopted for the consolidation of the results of the Company with those of National Car Parks Limited and its subsidiary companies. Acquisition accounting has been adopted for all other purchases of subsidiaries. Goodwill arising on the acquisition of other subsidiaries is written off immediately on acquisition against retained profits.


TURNOVER

     Group turnover comprises:

     o car park receipts, management fees receivable in the course of managing car parks on behalf of principals and motor trade sales;

     o gross rents receivable and the proceeds arising from the disposal of properties held for resale;

     o insurance premiums earned in respect of vehicle breakdown and recovery and household emergency rectification activities, together with revenue from provision of other services associated with these activities which do not require to be performed on an insured basis;

     o    coach hire receipts.


PROPERTIES

     (i) Operating properties

     Properties which are used for the Group's trading are regarded as operating properties, and are stated in the financial statements at directors' valuation based on open market value for existing use. Provisions in respect of permanent diminutions in value of properties are charged or released directly to the profit and loss account. Surpluses and temporary deficits are taken to the revaluation reserve.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

     (ii) Investment properties

     Properties which are held on a long term basis, but are not used as operating properties are regarded as investment properties and, in accordance with Statement of Standard Account Practice 19, are stated in the financial statements at directors' valuation based on open market value. Provisions in respect of permanent diminutions in value of properties are charged or released directly to the profit and loss account. Surpluses and temporary deficits are taken to the revaluation reserve.

     (iii) Properties held for resale

     Properties acquired with the intention of resale are stated at the lower of cost and net realisable value and are included in the financial statements within current assets.

     (iv) Profit on sale of properties

     The profit or loss on sale of properties represents the difference between net sale proceeds and the valuation at the last balance sheet date. A transfer is made from the revaluation reserve to the profit and loss account reserve of any surplus or deficit in respect of the property sold.

FIXED ASSETS AND DEPRECIATION

     (i) Properties

     Depreciation is provided on a straight line basis over the estimated useful lives of the properties after deducting the expected residual value at the end of that life. The following rates of property depreciation are applied:

   Operating properties:
      Freehold (buildings only) .........                           2%
      Long leasehold ....................                           2%
      Short Leasehold ...................   Over the term of the lease

   Investment properties:
      Short Leasehold ...................   Over the term of the lease

     Leasehold properties with an unexpired term of greater than 50 years are classified as long leasehold properties. Other leasehold properties are classified as short leasehold properties.

     In accordance with Statement of Standard Accounting Practice No. 19, depreciation is not provided on freehold or long leasehold investment properties. This may be a departure from the requirements of the Companies Act concerning the depreciation of fixed assets. However, the properties concerned are not held for consumption but for investment, and the directors consider that systematic annual depreciation would be inappropriate. The accounting policy adopted is deemed necessary for the financial statements to give a true and fair view. Depreciation is only one of the factors reflected in the annual valuation of investment properties and it cannot be separately identified or quantified.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

     (ii) Other assets

     Depreciation is provided on a straight line basis on other assets over their estimated useful lives at the following annual rates:

   Surface car park construction costs .........         20%
   Equipment, fixtures and fittings ............         20%
   Computer equipment ..........................      33.33%
   Coaches .....................................         10%
   Other vehicles ..............................         25%

MAINTENANCE AND REPAIRS OF PROPERTIES

     The Group is responsible for refurbishment, maintenance and repairs to all its freehold properties, except to the extent that any of them are let out on full repairing leases, and also to many of the leasehold properties, especially the long leasehold properties, where it is common for the Group, as tenant, to have full repairing obligations. The costs of carrying out refurbishment, maintenance and repairs are charged to the profit and loss account of the period during which the cost is incurred.


FOREIGN CURRENCIES

     Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translations are included in the profit and loss account.

     For consolidation purposes, the assets and liabilities and profit and loss accounts of overseas subsidiary undertakings are translated at the closing exchange rates. Exchange differences arising on these translations are taken to reserves.


STOCKS

     Stocks are stated at the lower of cost and net realisable value.


LEASES

     Leases of land and buildings, which do not entail taking substantially all the risks and rewards of ownership of the assets, are operating leases, and the rental charges are taken to the profit and loss account on a straight line basis over the life of the lease.


PENSIONS

     The Group operates defined benefit and defined contribution pension schemes. The assets of each scheme are held separately from those of the Group in independently administered funds. Contributions to the defined benefit schemes are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the Group. The amount charged against profits for the defined contribution scheme represents the contributions payable to the scheme in respect of the accounting period.


TAXATION

     The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise. No provision is made in respect of taxation that would arise on the disposal of the properties stated in the accounts at revalued figures where disposal is not intended in the foreseeable future.


3. SEGMENTAL INFORMATION

                                                                  PRE-TAX
CLASSES OF BUSINESS                                TURNOVER       PROFIT       NET ASSETS
                                                     1998          1998           1998
                                                  ----------   ------------   -----------
                                                   (pound         (pound         (pound
                                                  sterling)      sterling)      sterling)
                                                    '000           '000           '000
Car parking and other property income .........    180,723         47,170       245,774
Assistance services ...........................    158,193         20,079        38,026
Coach activity ................................     11,811          1,342         1,500
Parent Company ................................         --             --         9,951
Profit on sale of properties ..................         --          2,165            --
Exceptional items .............................         --        (16,160)           --
Net interest payable ..........................         --         (8,870)           --
                                                   -------        -------       -------
                                                   350,727         45,726       295,251
                                                   =======        =======       =======

     Profit on sale of properties includes (pound sterling)2.0m in respect of the car parking activity and (pound sterling)0.2m in respect of the property category.

     Exceptional items include (pound sterling)7.0m in respect of the car parking category, (pound sterling)0.7m in respect of the coaching category and (pound sterling)8.4m in respect of the assistance services category.

     Interest receivable and payable is not allocated to activities, except for investment income arising on insurance operations, which is included within the assistance services category.

     Included in assistance services is turnover of (pound sterling)15.0m from Green Flag USA.


4. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                     1998
                                                                  ---------
                                                                    (pound
                                                                   sterling)
                                                                     '000
   PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED:
   AFTER CHARGING:
   Auditors' remuneration:
      Audit ...................................................       382
      Other services ..........................................       271
   Depreciation and amortisation ..............................     9,587
   Operating lease rentals on property ........................    19,180
   AFTER CREDITING:
   Profit on sale of fixed assets other than property .........     1,072
   Rents receivable from property .............................     5,772
   Exchange losses on foreign currency loans ..................       (82)
                                                                   ======

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

5. EXCEPTIONAL COSTS


     Exceptional costs of (pound sterling)16.2m have been charged to the profit and loss account.

     In accordance with FRS 3, these costs have been included in administrative expenses:


                                                            1998
                                                         ---------
                                                           (pound
                                                          sterling)
                                                            '000
   Redundancy costs and reorganisation costs .........     1,933
   Systems write-off costs ...........................     2,565
   Demerger/sale of group ............................     6,300
   Head office refurbishment costs ...................       700
   Development of brand ..............................     4,662
                                                           -----
                                                          16,160
                                                          ======

6. REMUNERATION OF DIRECTORS

     The directors who held office during the period were as follows:

   R F Hobson ................. (resigned 30 April 1998)
   Sir Donald Gosling ......... (resigned 30 April 1998)
   R D Mackenzie ..............
   G Layton ................... (resigned 30 September 1998)
   J G F Flack ................
   J E Prangnell .............. (resigned 30 April 1998)

                                                                               1998
                                                                             -------
                                                                              (pound
                                                                             sterling)
                                                                               '000
   Remuneration (excluding pension contributions) ........................    1,785
                                                                              =====
                                                                               No.
   Number of directors who are members of defined benefit pension schemes      --
                                                                              =====


                                                                                     1998
                                                                                   --------
                                                                                    (pound
                                                                                   sterling)
                                                                                     '000
   Remuneration, excluding pension contributions, of the highest paid director ..   639,693
                                                                                    =======

     During the period (pound sterling)80,000 has been accrued to contribute towards the pension fund of the highest paid director.

     On 3 January 1998, J E Prangnell became a non-executive director of the Company. The compensation paid for the surrender of rights under his service contract as an executive director was (pound sterling)293,541.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

7. STAFF NUMBERS AND COSTS


     The average number of persons employed by the Group during the period, analysed by category, was as follows:

                                                                     NUMBER OF
                                                                     EMPLOYEES
                                                                       1998
                                                                     ---------
   Directors ..............................................                6
   Managerial and clerical staff ..........................              612
   Car park operatives ....................................            2,504
   Coach operation staff ..................................              457
   Assistance services staff ..............................              610
                                                                       -----
                                                                       4,189
                                                                       =====

     The aggregate payroll costs of these persons were as follows:

                                                                       1998
                                                                    ---------
                                                                     (pound
                                                                    sterling)
                                                                      '000
     Wages and salaries ...................................          52,447
     Social security costs ................................           4,382
     Other pension costs ..................................           1,766
                                                                     ------
                                                                     58,595
                                                                     ======

8.  OTHER OPERATING INCOME (NET)

                                                                       1998
                                                                     ---------
                                                                      (pound
                                                                     sterling)
                                                                       '000
   Other operating income .................................           2,320
   Other operating charges ................................            (140)
   Profit on sale of properties held as tangible
     fixed assets .........................................           2,165
   Investment income -- unrealised ........................           2,690
   Investment income of insurance companies ...............           5,627
                                                                     ------
                                                                     12,662
                                                                     ======

9. INTEREST PAYABLE AND SIMILAR CHARGES

                                                                       1998
                                                                     ---------
                                                                      (pound
                                                                     sterling)
                                                                       '000
   On bank loans and overdrafts ...........................          11,085
   Associated financing costs .............................             282
                                                                      ------
                                                                      11,367
                                                                      ======

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

10.  TAXATION

                                                          1998
                                                       ---------
                                                        (pound
                                                       sterling)
                                                         '000
   UK corporation tax at 31% .......................    20,103
   Under provision in previous periods .............       712
   Deferred taxation charge - current ..............     1,036
                            - prior ................     3,411
   Tax credit on franked investment income .........        86
                                                        ------
                                                        25,348
                                                        ======

     The tax charge is high as a result of prior year corporation tax and deferred tax charges, non-recognition of deferred tax assets and expenditure not treated as deductible for taxation purposes.


     The tax charge has been included in the financial statements as follows:

                                                          1998
                                                       ---------
                                                        (pound
                                                       sterling)
                                                         '000
   Tax on profit on ordinary activities ............    25,690
   Tax on realisation of property revaluation
     deficit of previous periods ...................      (342)
                                                        ------
                                                        25,348
                                                        ======

11. DIVIDENDS

                                                           1998
                                                         -------
                                                         (pound
                                                        sterling)
                                                          '000
   Ordinary shares:
  Interim .............................................  3,570
                                                         =====

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

12. TANGIBLE FIXED ASSETS

                                                                                            FIXTURES,
                                                                                            FITTINGS,
                                                               LONG-TERM     SHORT-TERM     EQUIPMENT
                                                FREEHOLD       LEASEHOLD      LEASEHOLD     AND MOTOR
                                                PROPERTY        PROPERTY      PROPERTY      VEHICLES        TOTAL
                                             --------------   -----------   ------------   ----------   ------------
                                                (pound          (pound         (pound        (pound        (pound
                                               sterling)       sterling)      sterling)     sterling)     sterling)
                                                 '000            '000           '000          '000          '000
GROUP
Cost or valuation
At 29 March 1997 .........................      188,299         165,841        37,716        50,538        442,394
Additions at cost ........................       1,459               --            15         7,534          9,008
Surplus on revaluation of properties .....       4,485            7,652         4,568            --         16,705
Exchange rate adjustment .................            (9)          (598)         (268)          (69)          (944)
                                                ---------       -------        ------        ------        -------
                                                194,234         172,895        42,031        58,003        467,163
Disposals ................................      (3,900)            (799)          (80)       (7,513)       (12,292)
Reclassifications ........................        (349)           1,535        (1,535)           --           (349)
                                                --------        -------        ------        ------        -------
At 27 March 1998 .........................      189,985         173,631        40,416        50,490        454,522
                                                ========        =======        ======        ======        =======
Accumulated depreciation
At 29 March 1997 .........................          --               --            --        34,115         34,115
Charge for the period ....................         686            1,963           825         6,113          9,587
Write back following revaluation of
 properties ..............................        (686)          (1,963)         (825)           --         (3,474)
Exchange rate adjustment .................          --               --            --           (10)           (10)
                                                --------        -------        ------        ------        -------
                                                    --               --            --        40,218         40,218
Disposals ................................          --               --            --        (6,432)        (6,432)
                                                --------        -------        ------        ------        -------
At 27 March 1998 .........................          --               --            --        33,786         33,786
                                                ========        =======        ======        ======        =======
Net book value
At 27 March 1998 .........................      189,985         173,631        40,416        16,704        420,736
                                                ========        =======        ======        ======        =======
At 28 March 1997 .........................      188,299         165,841        37,716        16,423        408,279
                                                ========        =======        ======        ======        =======

     The valuation of land and buildings may be analysed as follows:

                                 OPERATING     INVESTMENT
                                PROPERTIES     PROPERTIES
                                   1998           1998
                               ------------   -----------
                                  (pound         (pound
                                 sterling)      sterling)
                                   '000          '000
   Freehold ................      168,821        21,164
   Long leasehold ..........      161,056        12,575
   Short leasehold .........       37,156         3,260
                                  -------        ------
                                  367,033        36,999
                                  =======        ======

     An independent valuation as at 27 March 1998 of 219 properties, has been carried out by Grimley, Chartered Surveyors. The valuation comprises approximately 99.5% of the portfolio by value. The remaining properties have been valued as at 27 March 1998 by qualified members of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers who are employed by the Group.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

     The operating properties have been valued on the basis of open market value for existing use. Investment properties, and those elements of operating properties not dedicated to parking, are valued on an open market value basis. The revaluation has resulted in a net surplus of (pound sterling)20.2m, comprising a surplus of (pound sterling)16.7m against the previous valuation and a write back of (pound sterling)3.5m of depreciation charged in the period. The net surplus has been credited to a revaluation reserve.

     Included in freehold properties is land valued at (pound sterling)80.0m which is not depreciated.

13. INVESTMENTS

     (A) OTHER FIXED ASSET INVESTMENT

     This investment is a 4.25% ordinary shareholding in Birmingham Airport Holdings Limited. It is intended to hold this investment for the foreseeable future and therefore these shares have been included as a fixed asset investment.

     (B) CURRENT ASSET INVESTMENTS

                                                     1998
                                                   --------
                                                    (pound
                                                   sterling)
                                                     '000
   Listed investments .........................          5
   Loans and deposits .........................     96,393
                                                    ------
                                                    96,398
                                                    ======

     Of the loans and deposits amounting to (pound sterling)96.4m, insurance subsidiaries held (pound sterling)89.6m at 27 March 1998.


14. PROPERTIES HELD FOR RESALE AND STOCKS

                                                    1998
                                                  --------
                                                   (pound
                                                  sterling)
                                                    '000
   Freehold properties held for resale .........    1,037
                                                    =====
   STOCKS
   Raw materials and consumables ...............       61
   Finished goods and goods for resale .........      303
                                                    -----
                                                      364
                                                    =====
   Total .......................................    1,401
                                                    =====

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

15. DEBTORS

                                                     1998
                                                   --------
                                                    (pound
                                                   sterling)
                                                     '000
   AMOUNTS FALLING DUE WITHIN ONE YEAR
   Trade debtors ...............................    22,103
   Advance corporation tax recoverable .........     2,450
   Other debtors ...............................     3,425
   Prepayments and accrued income ..............     9,368
                                                    ------
                                                    37,346
                                                    ------
   AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
   Other debtors ...............................        20
                                                    ------
                                                    37,366
                                                    ======

16. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                     1998
                                                   --------
                                                    (pound
                                                   sterling)
                                                     '000
   Bank loans and overdrafts ..................... 138,065
   Trade creditors ...............................  12,655
   Other creditors including taxation and
    social security:
      Corporation tax ............................  12,685
      Other taxes ................................   7,629
      Social security ............................     610
   Accruals and deferred income ..................  44,172
                                                   -------
                                                   215,816
                                                   =======

     Bank loans and overdrafts include a syndicated loan of (pound sterling)135m which was repayable by 16 June 2000. Following the acquisition of the Group post period end, the outstanding loan was repaid in full and has therefore been classified as a current liability as at 27 March 1998.

     The interest rate at the commencement of the syndicated loan was LIBOR plus a margin of 0.45% per annum to which was added the mandatory liquid asset costs of the banks from time to time. As the Group gearing reduces, so the margin over LIBOR also reduces in accordance with a formula, with a floor of 0.25% per annum.


17. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                     1998
                                                   --------
                                                    (pound
                                                   sterling)
                                                     '000
   Other creditors ...............................   1,426
                                                     =====

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

18. PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                                 PROVISION
                                                                     PROVISION FOR                  FOR
                                    PROVISION FOR   PROVISION FOR   REORGANISATION               UNEARNED
                                    WOLVERHAMPTON   REFURBISHMENT         AND        DEFERRED    INSURANCE
                                       CAR PARK      OF CAR PARKS     REDUNDANCY     TAXATION     INCOME        TOTAL
                                   --------------- --------------- ---------------- ---------- ------------ ------------
                                         (pound          (pound         (pound        (pound      (pound       (pound
                                        sterling)       sterling)      sterling)     sterling)   sterling)    sterling)
                                          '000            '000           '000          '000        '000         '000
GROUP
Balance at 29 March 1997 .........      2,022             932            5,465           (28)      44,114       52,505
Charged to profit and loss
 account in the period ...........         --              --            3,032         4,447       94,791      102,270
Credited to profit and loss
 account in the period ...........         --              --               --            --      (87,669)     (87,669)
Deferred tax on revaluation
 surplus .........................         --              --               --         2,819           --        2,819
Reclassification as current tax            --              --               --        (2,818)          --       (2,818)
Utilised in the period ...........       (604)           (458)          (2,253)           --           --       (3,315)
                                        -----            ----           ------        ------      -------      -------
Balance at 27 March 1997 .........      1,418             474            6,244         4,420       51,236       63,792
                                        =====            ====           ======        ======      =======      =======

     Provision for unearned insurance income represents that part of the annual subscription premiums paid by members of Green Flag which is deferred to the next period.

     A total of (pound sterling)2.0m was provided in the prior period in respect of the demolition of the Wolverhampton car park and the costs relating to increased survey and inspection programmes for the nine similarly constructed car parks in the Group's control.

     The amounts provided in the financial statements for deferred taxation and the amounts not provided are as follows:

                                                                      1998
                                                            ------------------------
                                                             PROVIDED     UNPROVIDED
                                                            ----------   -----------
                                                              (pound       (pound
                                                             sterling)    sterling)
                                                               '000         '000
   Capital allowances in excess of depreciation .........        954        (1,978)
   On revaluation of buildings ..........................      2,819        69,374
   Rollover relief ......................................         --        12,049
   Other timing differences .............................        647        (1,278)
                                                               -----        ------
                                                               4,420        78,167
                                                               =====        ======

19. CALLED UP SHARE CAPITAL

                                                         1998
                                                       --------
                                                        (pound
                                                       sterling)
                                                         '000
   Authorised
    150,000,000 ordinary shares of 10p each .........   15,000
                                                        ======
   Called up, allotted and fully paid
    119,036,701 ordinary shares of 10p each .........   11,904
                                                        ======

     During the period 12,300 ordinary 10p shares were issued under the 1986 Option Scheme for a consideration of (pound sterling)39,000.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

20. SHARE PREMIUM AND RESERVES

                                                                                         PROFIT
                                              SHARE                        CAPITAL         AND
                                             PREMIUM     REVALUATION     REDEMPTION       LOSS
                                             RESERVE       RESERVE         RESERVE       ACCOUNT       TOTAL
                                            ---------   -------------   ------------   ----------   -----------
                                             (pound        (pound         (pound         (pound        (pound
                                            sterling)     sterling)      sterling)      sterling)     sterling)
                                              '000          '000           '000           '000          '000
GROUP
Balance at 29 March 1997 ................    12,788        206,144         3,140         27,504       249,576
Shares issued during the period .........        37             --            --             --            37
Transfer of realised revaluation
 surplus ................................        --            216            --           (216)           --
Tax charged on realised revaluation
 surplus ................................        --             --            --            342           342
Retained profit for the period ..........        --             --            --         16,219        16,219
Revaluation surplus .....................        --         20,179            --             --        20,179
Deferred tax on revaluation surplus .....        --         (2,819)           --             --        (2,819)
Exchange rate adjustments ...............        --           (523)         (339)          (467)       (1,329)
                                             ------        -------         -----         ------       -------
Balance at 27 March 1998 ................    12,825        223,197         2,801         43,382       282,205
                                             ======        =======         =====         ======       =======

     The cumulative amount of goodwill resulting from acquisitions in the current and earlier financial periods which has been written off is (pound sterling)21.1m.


21. CONTINGENT LIABILITIES

     Under a Group registration the Company is jointly and severally liable for the value added tax due by other Group companies. At 27 March 1998, this contingent liability amounted to (pound sterling)3.5m.

     Under a Group arrangement the Group's principal bankers may utilise the bank balance of the Company to satisfy liabilities in respect of any overdrafts due to the bank by Group companies. At 27 March 1998, the Group did not have a net overdraft liability.

     Certain of the Group's leasehold car parking properties are held on leases that contain full repairing obligations which, amongst other things, require the property to be handed back in good condition to the landlord at the end of the lease. Substantial costs are incurred by the Group in carrying out refurbishment, maintenance and repairs to the properties for which it has responsibility, but the possibility exists for dilapidation claims to be made by landlords in individual cases. At present it is not possible to estimate what liabilities, if any, may arise.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

22. FINANCIAL COMMITMENTS

                                                      1998
                                                    --------
                                                     (pound
                                                    sterling)
                                                      '000
   CAPITAL COMMITMENTS
   Contracted for but not provided ...............   4,451
                                                     =====
   Authorised but not yet contracted for .........   3,482
                                                     =====


                                                      1998
                                                    LAND AND
                                                    BUILDINGS
                                                   ----------
                                                     (pound
                                                    sterling)
                                                      '000
   OPERATING LEASE COMMITMENTS
   Leases which expire:
     Within one year .............................    2,279
     Within 2 to 5 years .........................    2,009
     After 5 years ...............................   11,997
                                                     ------
                                                     16,285
                                                     ======

23. PENSION SCHEME


NATIONAL CAR PARKS PENSION FUND

     Contributions to the funded defined benefit pension scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the Company. The contributions are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 5 April 1997. The principal assumptions are:

     (i) Existing assets are valued by discounting future income assuming reinvestment in the FT-Actuaries All Share Index and future dividend growth of equities at 4.25% per annum.

     (ii) Rate of interest from investments is assumed to be 8% per annum.

     (iii) Rate of earnings increase is assumed to be 6% per annum with a further 1% per annum for certain categories of members to allow for promotions.


     (iv) Rate of increase in pensions in payment is assumed to be 4% per annum.

     The most recent actuarial valuation showed that the market value of the schemes' assets was (pound sterling)22.2m and that the actuarial value of those assets represents 101% of the benefits that had accrued to members, after allowing for expected future increases in earnings.

     The pension charge for the period was (pound sterling)1.0 m. Contributions amounting to (pound sterling)30,000 were payable to the fund and are included in creditors.


GREEN FLAG PENSION PLAN

     During the year to 31 March 1998 the Group operated a funded pension scheme for the benefit of its employees, the Green Flag Pension Plan (the Pension Plan). The Pension Plan provides defined benefits for some members, based on members' final pensionable salary, and defined contribution benefits for other members. The Pension Plan is constituted under trust, and its assets are independent of the Company and the Group. An actuarial valuation of the Pension Plan is undertaken triennially by independent actuaries, and contributions are paid by Green Flag Group Limited and its subsidiary undertakings in accordance with their recommendations.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

     Prior to 31 March 1997 the Group operated a second funded pension scheme, the Green Flag Group Retirement Plan (the Retirement Plan). The assets and liabilities of the Retirement Plan were transferred into the Pension Plan on 31 March 1997, and the Retirement Plan has since been wound up.


     The most recent actuarial valuation of the Pension Plan was carried out as at 31 March 1998 using the projected unit method. At the valuation date, the market value of the Pension Plan's defined benefit assets excluding additional voluntary contributions was (pound sterling)4.8m and those assets represented 96% of the Pension Plan's defined benefit liabilities in respect of past service, allowing for projected future salary increases in the case of members in service.


     The most significant assumptions adopted for the valuations of the Pension Plan are summarised in the table below:

                                                                               % P.A.
                                                                               ------
   Investment return ....................................................       8.25
   Rate of earnings increase (including promotional increases) ..........       6.00
   Pension increases on excess over any GMP in payment ..................       3.25
   Rate of dividend growth ..............................................       4.25

     The pension cost charged to the profit and loss account has been based on this valuation and is calculated so as to spread the cost of pension over the members' future working lives with the Company and Group.


     The Group's pension cost for the year was (pound sterling)734,000 (1997:
(pound sterling)697,000). This includes the cost of Group life assurance and an allowance for the administration expenses of the Pension Plan. An amount of (pound sterling)10,000 (1997: (pound sterling)9,000) has been included in creditors representing the cumulative difference between pension costs charged to the profit and loss account and contributions paid to the Pension Plan.

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

24. INVESTMENTS IN GROUP COMPANIES

     The principal companies in which the Group's interest is more than 25% are shown below. The companies are incorporated in England and the class of shares is ordinary except where otherwise stated.

                                      COUNTRY OF                                      CLASS AND
                                     REGISTRATION                                   PERCENTAGE OF
                                          OR            PRINCIPAL                    SHARES HELD
                                    INCORPORATION        ACTIVITY                     BY GROUP
---------------------------------------------------------------------------------------------------------
National Car Parks Limited                                 Car parking                               100%
---------------------------------------------------------------------------------------------------------
Europark Srl                                 Italy         Car parking                               100%
---------------------------------------------------------------------------------------------------------
Irish Car Parks Limited                    Ireland         Car parking                               100%
---------------------------------------------------------------------------------------------------------
Beaconscross Limited                                  Property letting                               100%
---------------------------------------------------------------------------------------------------------
Beardmore Properties Limited                          Property letting                               100%
---------------------------------------------------------------------------------------------------------
Parking Management (Investments)                      Property letting                               100%
 Limited
---------------------------------------------------------------------------------------------------------
Regent Lion Properties Limited                        Property letting                               100%
---------------------------------------------------------------------------------------------------------
Smalton Investments Limited                           Property letting         100% ordinary and deferred
---------------------------------------------------------------------------------------------------------
John Matthews Properties Limited                      Property trading                               100%
---------------------------------------------------------------------------------------------------------
Townway Construction and                              Property trading                               100%
 Development Limited
---------------------------------------------------------------------------------------------------------
Capital Logistics Limited                                   Coach hire       100% ordinary and cumulative
                                                                                   redeemable convertible
                                                                                 participating preference
---------------------------------------------------------------------------------------------------------
Green Flag Group Limited                                    Assistance Cumulative preferred ordinary 100%
                                                              Services                       Ordinary 97%
                                                                                            Deferred 100%
---------------------------------------------------------------------------------------------------------
Green Flag Limited                                          Assistance                               100%
                                                              Services
---------------------------------------------------------------------------------------------------------
Green Flag USA Inc                             USA   Vehicle breakdown                             94.25%
                                                          and recovery
---------------------------------------------------------------------------------------------------------
SCI APMF                                    France   Vehicle breakdown                               100%
                                                          and recovery
---------------------------------------------------------------------------------------------------------
APMF SA                                     France   Vehicle breakdown                               100%
                                                          and recovery
---------------------------------------------------------------------------------------------------------
Green Flag Insurance Limited              Guernsey      Pecuniary loss                               100%
                                                             insurance
---------------------------------------------------------------------------------------------------------
UK Insurance Limited                                    Pecuniary loss            Preferred ordinary 100%
                                                             insurance                       Ordinary 97%
                                                                                            Deferred 100%
                                                                       `A' non-cumulative preference 100%
                                                                            `B' non-cumulative redeemable
                                                                                          preference 100%
                                                                            `C' non-cumulative non-voting
                                                                                               redeemable
                                                                                          preference 100%
---------------------------------------------------------------------------------------------------------

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

25. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                               1998
                                                                      ----------------------
                                                                              (pound
                                                                             Sterling)
                                                                               '000
Operating profit ..................................................    54,167
Depreciation charges ..............................................     9,587
                                                                       ------
                                                                                    63,754
Provision for permanent diminution in value of properties .........                     --
Profit on sale of properties ......................................                 (2,165)
Profit on sale of other tangible fixed assets .....................                 (1,072)
Amounts written off investments ...................................                     30
Working capital movements:
 Decrease in properties held for resale and stocks ................        79
 Decrease in debtors ..............................................       683
 Increase in creditors ............................................    10,557
 Increase in provisions ...........................................     6,839
                                                                       ------
                                                                                    18,158
Other items .......................................................                   (388)
                                                                                    ------
NET CASH INFLOW FROM OPERATING ACTIVITIES .........................                 78,317
                                                                                    ======

26. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                               1998
                                                           ------------
                                                              (pound
                                                             Sterling)
                                                               '000
Decrease in cash during the period .....................      (16,243)
Cash outflow from decrease in debt financing ...........       12,461
Cash outflow from increase in liquid resources .........        4,507
                                                              -------
Decrease in net debt resulting from cash flows .........          725
Translation difference .................................           32
                                                              -------
Decrease in net debt in the period .....................          757
Net debt at 29 March 1997 ..............................      (24,201)
                                                              -------
Net debt at 27 March 1998 ..............................      (23,444)
                                                              =======

                     NATIONAL PARKING CORPORATION LIMITED

                           PERIOD ENDED 27 MARCH 1998

27. ANALYSIS OF CHANGES IN NET DEBT

                                                 AT                                                          AT
                                              29 MARCH         CASH          NON-CASH      EXCHANGE       27 MARCH
                                                1997           FLOW          CHANGES       MOVEMENT         1998
                                           -------------   ------------   -------------   ----------   -------------
                                             (pound           (pound          (pound        (pound         (pound
                                            sterling)        sterling)       sterling)     sterling)      sterling)
                                              '000             '000            '000          '000           '000
Cash ...................................        36,253        (18,023)             --          (7)          18,223
Overdrafts .............................        (4,700)         1,741            (145)         39           (3,065)
Bank loan: due within one year .........          (145)            --        (134,855)         --         (135,000)
           due after one year ..........      (147,500)        12,500         135,000          --               --
Current asset investments ..............        91,891          4,507              --          --           96,398
                                              --------        -------        --------        ----         --------
                                               (24,201)           725              --          32          (23,444)
                                              ========        =======        ========        ====         ========

28. ULTIMATE PARENT AND CONTROLLING COMPANY


     On 27th April 1998, National Parking Corporation Limited was acquired by Cendant Corporation which is incorporated in the United States of America.